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                                                                EXHIBIT (8)(AAA)

                   AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT
     BETWEEN EATON VANCE VARIABLE TRUST, EATON VANCE DISTRIBUTORS, INC. AND
                      MERRILL LYNCH LIFE INSURANCE COMPANY

     THIS AMENDMENT, effective as of May 1, 2007, by and among Eaton Vance Variable Trust, a Massachusetts business trust, (the "Trust"), Eaton Vance Distributors, Inc. (the "Underwriter"), a Massachusetts company and Merrill Lynch Life Insurance Company, an Arkansas life insurance company (the "Company");

                                   WITNESSETH:

     WHEREAS, the Trust, the Underwriter and the Company heretofore entered into a Participation Agreement dated March 1, 2005, (the "Agreement"), with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company; and

     WHEREAS, the Trust, the Underwriter, and the Company desire to amend Schedule A and Article XI. Notices, to the Agreement in accordance with the terms of the Agreement.

     NOW, THEREFORE, in consideration of the above premises, the Trust, the Underwriter and the Company hereby agree:

     1.   Amendment.

          (a) Schedule A to the Agreement is amended in its entirety and is replaced by the Schedule A attached hereto;

          (b)  Article XI of the Agreement is hereby amended as follows:

          If to the Company: Barry G. Skolnick, Esquire
                             Senior Vice President & General Counsel
                             1700 Merrill Lynch Drive, 3rd Floor
                             Pennington, New Jersey 08534

     2. Effectiveness. The Amendment to the Agreement shall be effective as of the date first above written.

     3. Continuation. Except as set forth above, the Agreement shall remain in full force and effective in accordance with its terms.

     4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.

                     (Signatures located on following page)

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     IN WITNESS WHEREOF, the Trust, the Underwriter and the Company have caused the Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

EATON VANCE VARIABLE TRUST                  MERRILL LYNCH LIFE INSURANCE COMPANY


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name: Kirsty Lieberman
      -------------------------------   Title: Vice President & Senior Counsel
Title:
       ------------------------------   Date:
Date:                                         ----------------------------------
      -------------------------------


EATON VANCE DISTRIBUTORS, INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------
Date:
      -------------------------------

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                                   Schedule A

FUNDS AVAILABLE UNDER THE CONTRACTS
Eaton Vance VT Floating Rate Income Fund
Eaton Vance VT Large Cap Value Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS
Merrill Lynch Life Variable Annuity Separate Account A

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
Merrill Lynch Investor Choice(SM) Annuity
ML-VA-010

As of May 1, 2007